UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2025

Tamboran Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.
SPCF Financing Agreement
On September 30, 2025, SPCF Financing Pty Ltd, as Borrower (“SPCF Financing”), Sturt Plateau Compression Facility Sub Pty
Ltd, in its personal capacity and in its capacity as trustee for the Sturt Plateau Compression Facility Sub Trust, and Sturt Plateau
Compression Facility Mid Pty Ltd, in its personal capacity and in its capacity trustee for the Sturt Plateau Compression Facility Mid
Trust (together with SPCF Financing, the “Obligors”), each an entity in which we own an indirect 50 per cent. interest, have entered into a syndicated facility agreement with, among others, Macquarie Bank Limited and Evolution Trustees Limited as trustee for the
Alpha Wave Credit (Australia) Trust as original lenders (the “Syndicated Facility Agreement”). The Syndicated Facility Agreement
provides SPCF Financing with a facility of up to A$179,816,654 million (the “Facility”) to be used to finance the ongoing development of the SPCF. The Facility is split into three tranches as follows: (i) Tranche 1A in an amount equal to A$75 million
(“Tranche 1A”), (ii) Tranche B in an amount equal to A$14,908,327 million (“Tranche 1B”) and (iii) Tranche 2 in an amount equal to
A$89,908,327 million (“Tranche 2”). The Facility will terminate four years after financial close under the Syndicated Facility
Agreement, and utilization of the Facility is subject to customary conditions precedent.
The Syndicated Facility Agreement is on terms customary for financings of this nature and is secured by a customary security package granted by the Obligors. In addition, the Syndicated Facility Agreement is secured by the following guarantees:
•a guarantee given by the Northern Territory Government, up to A$75 million, in respect of Tranche 1A and Tranche 1B (the
“Tranche 1 Guarantee”);
•a guarantee given by the Company and its wholly-owned subsidiaries, Tamboran (West) Pty Limited and Tamboran
Resources Pty Ltd in respect of Tranche 1A and Tranche 1B (the “Deed of Guarantee”); and
•a guarantee given by Formentera Australia Fund 1, LP and certain of its affiliates in respect of Tranche 2, pursuant to which each relevant entity agrees, among other things, to unconditionally guarantee, in full, the repayment obligations of the Obligors in respect of Tranche 1A, Tranche 1B and/or Tranche 2 (as applicable).
The Syndicated Facility Agreement, the Tranche 1 Guarantee and each other finance document are also subject to a security trust and intercreditor deed, which regulates the relationship between the lenders and the Northern Territory Government, amongst other customary matters.
Pursuant to the terms of the Tranche 1 Guarantee, the Northern Territory Government has guaranteed the Obligors obligations in respect of Tranche 1A and Tranche 1B, up to A$75 million (the “Guarantee Limit”). The Tranche 1 Guarantee contains customary indemnities and reimbursement undertakings given by the Obligors in favor of the Northern Territory Government (and supported by us through the Deed of Guarantee) in the event that the Northern Territory Government makes payment under the Tranche 1
Guarantee. The Tranche 1 Guarantee will be released upon certain conditions being met relating to the completion of the SPCF and production of commercial volumes of gas (such date, the “Tranche 1 Guarantee Release Date”). In consideration for providing the
Tranche 1 Guarantee, SPCF Financing agrees to pay the Northern Territory Government a guarantee fee of 4.00 per cent per annum on the lesser of (a) the Guarantee Limit, and (b) the daily balance of the principal outstanding under Tranche 1A and Tranche 1B (the
“Guarantee Fee”). The Guarantee Fee is payable on the termination of the gas sales agreement, payment by the Northern Territory
Government under the Tranche 1 Guarantee or the purchase by the Northern Territory Government from the lenders of all amounts outstanding under Tranche 1A and Tranche 1B.
Interest on the Facility is payable at a rate equal to the aggregate of Australian Bank Bill Swap Rate and a margin. Prior to the
Tranche 1 Guarantee Release Date, the margin for Tranche 1 is 8.00 per cent. and the margin for Tranche 2 is 12.00 per cent.
Following the Tranche 1 Guarantee Release Date, the margin for all tranches is 8.00 per cent. In addition, SPCF Financing must pay an ongoing commitment fee equal to 40 per cent. of the applicable margin on any undrawn amounts under the Facility. An upfront fee of 2.00 per cent of the aggregate amount of the Facility will be payable on first utilization. The Facility may be prepaid early in accordance with the terms of the Syndicated Facility Agreement, subject to an agreed prepayment premium. If prepayment occurs within the first 12 months after the date of the first utilization, the prepayment premium is three per cent. of the amount being prepaid.
If prepayment occurs within 12 – 18 months after first utilization, the prepayment premium is two per cent. of the amount being prepaid. If prepayment occurs within 18 – 24 months after first utilization, the prepayment premium is one per cent. of the amount being prepaid. After 24 months after first utilization, no prepayment premium applies.
The foregoing descriptions of the Syndicated Facility Agreement, the Deed of Guarantee and the Tranche 1 Guarantee do not
purport to be complete and are qualified in their entirety by reference to the full text of the agreement, filed herewith as Exhibit 10.29,
Exhibit 10.30 and Exhibit 10.31, respectively, and incorporated herein by reference.
The Syndicated Facility Agreement, the Deed of Guarantee and the Tranche 1 Guarantee contain customary representations, warranties and covenants that were made solely for the benefit of the parties thereto. Such representations, warranties and covenants
(i) are intended as a way of allocating risk between the parties and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Syndicated Facility Agreement, the Deed of Guarantee and the Tranche 1 Guarantee are included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations,  warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended.
Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “shall,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,”
“estimate,” “intend,” “predict,” “potential,” “continue,” “commence,” “complete,” and the negatives of these words and other similar expressions generally identify forward-looking statements.
It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities;
community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; the ability of the Company to satisfy the conditions to consummate the
Offering; and the other risk factors discussed in the this report and the Company’s filings with the SEC.
It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Syndicated Facility Agreement, between SPCF Financing Pty Ltd, Macquarie Bank Limited, Evolution Trustees
Limited as trustee for the Alpha Wave Credit (Australia) Trust, Global Loan Agency Services Australia Specialist
Activities Pty Limited, and Global Loan Agency Services Australia Nominees Pty Ltd, among others, dated
September 29, 2025 (filed herewith).

10.2
Deed of Guarantee and Indemnity, between Tamboran Resources Corporation, Tamboran Resources Pty Ltd,
Tamboran (West) Pty Limited, and Global Loan Agency Services Australia Nominees Pty Ltd, dated September
29, 2025 (filed herewith).

10.3
NTG Guarantee, between Northern Territory of Australia, Macquarie Bank Limited, Evolution Trustees Limited
as trustee for the Alpha Wave Credit (Australia) Trust, and SPCF Financing Pty Ltd, dated September 29, 2025
(filed herewith).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: September 29, 2025	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer